CERTAIN IDENTIFIED INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10) BECAUSE IT IS BOTH NOT MATERIAL AND TREATED BY THE REGISTRANT AS PRIVATE OR CONFIDENTIAL. [******] INDICATES THAT INFORMATION HAS BEEN REDACTED

PARTIAL TERMINATION AND SECOND AMENDMENT OF LEASE

THIS PARTIAL TERMINATION AND SECOND AMENDMENT OF LEASE (this “Agreement”) is made and entered into as of February 16, 2022 (the “Effective Date”), by and between 10 JAY MASTER TENANT LLC, a Delaware limited liability company (“Landlord”), and RENT THE RUNWAY, INC., a Delaware corporation (“Tenant”).

WHEREAS Landlord and Tenant entered into that certain Lease, dated as of April 1, 2019 (the “Original Lease”), which Original Lease has been amended by that (i) letter agreement dated November 19, 2019 (the “Letter Agreement”), and (ii) First Amendment of Lease dated as of December 10, 2020 (the “First Amendment”; the Original Lease, as amended by the Letter Agreement and the First Amendment, collectively, the “Lease”), whereby Tenant currently leases from Landlord the entire rentable area of each of the 7th, 8th, 9th and 10th floors (as more particularly described in the Lease, the “Premises”) in that building located at 10 Jay Street, Brooklyn, New York (the “Building”), for a term expiring on November 30, 2032; and

WHEREAS, the parties desire to amend the Lease to provide for the surrender of the 10th Floor Premises and the termination of the Lease solely as it relates to the 10th Floor Premises, and to otherwise amend the Lease, all upon and subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the agreements of the parties set forth in this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:
AGREEMENT:

1.Incorporation of Recitals; Defined Terms. The recitals are incorporated herein by this reference as though fully set forth in this Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the same meanings as are ascribed to such terms in the Lease.
2.
3.Surrender of Possession; Surrendered FF&E; Surrender Fee.
4.
(a) (i) Tenant shall surrender possession of, and all of tenant’s right, title and interest in and to, the 10th Floor Premises, to Landlord on or prior to 6:00 p.m. Eastern Time on February 28, 2022 (the “Surrender Date”), and Landlord shall accept such surrender of the 10th Floor Premises in its “as-is”, “where-is” condition on the date of this Agreement (reasonable wear and tear between the date of this Agreement and the Surrender Date accepted), free and clear of all tenancies, subtenancies and occupancies, with the intent and purpose that the Term shall be extinguished (solely with respect to the 10th Floor Premises) in the same manner and with the same effect as if the Term had expired with respect only to the 10th Floor Premises. Landlord and Tenant acknowledge and agree that Tenant shall not remove, and shall not have the obligation to remove, any leasehold improvements or Alterations from the 10th Floor Premises, but Tenant shall remove from the 10th Floor Premises, on or prior to the Surrender Date, any and all of Tenant’s personal property other than the Surrendered FF&E (as hereinafter defined) and repair any damage to the Building caused thereby.

(ii) In consideration of Landlord’s execution and delivery of this Agreement, effective on the Effective Date, Tenant shall surrender to Landlord in the 10th Floor Premises those items of furniture and equipment described on Exhibit A annexed hereto (the “Surrendered FF&E”) in their “as is, where is” condition on the date of this Agreement, which Tenant covenants and agrees shall be free and clear of any liens or encumbrances.

(iii) In further consideration of Landlord’s execution and delivery of this Agreement, Tenant shall pay to Landlord a “Surrender Fee” in the aggregate amount of $[******]. Such Surrender Fee shall be paid to Landlord by Tenant as follows:

(A) Tenant shall pay to Landlord three (3) equal installments of $[******], payable by Tenant to Landlord on each March 1, 2022, April 1, 2022 and May 1, 2022;

(B) no later than December 1, 2022, Tenant shall to Landlord in the sum of $[******]; and

(C) commencing on March 1, 2022, Tenant shall pay to Landlord, as “Additional Fixed Rent”, one hundred twenty-nine (129) equal installments of $[******]; the first installment of such Additional Fixed Rent shall be due and payable upon March 1, 2022 and each subsequent installment of such Additional Fixed Rent shall continue thereafter, without demand, on the first day of each subsequent calendar month of the Term.

The parties hereto acknowledge and agree that the Surrender Fee shall constitute Additional Rent under the Lease.

(b) From and after the Surrender Date, neither Landlord nor Tenant shall have any further obligation or liability to the other with respect to the 10th Floor Premises, except for (i) the indemnification obligations of Landlord and Tenant to each other for third party claims with respect to the 10th Floor Premises that are expressly provided in the Lease to survive the expiration or earlier termination of the Lease (as amended by this Agreement), but only to the extent that the circumstances giving rise to such claims occurred on or prior to the Surrender Date, (ii) indemnification obligations of Landlord to Tenant for third party claims with respect to the 10th Floor Premises to the extent that (A) the circumstances giving rise to such claims occurred after the Surrender Date or (B) are otherwise attributable to Tenant’s use and occupancy of the 10th Floor Premises prior to the Surrender Date, (iii) any liabilities arising from or in connection with a material breach by Tenant or Landlord of a representation or covenant under this Agreement, (iv) any liabilities and/or claims incurred by or made against Tenant for labor and/or materials asserted to have been furnished to Tenant or anyone claiming by, through or under Tenant for labor or materials provided in or to the 10th Floor Premises, up to and including the Surrender Date, (v) the Shortfall Obligation and (vi) the Surrender Fee (collectively, the “10th Floor Premises Surviving Obligations”).

1.Security Deposit. On the Surrender Date, the Security Deposit shall be reduced from $[******] to $[******]. Moreover, from and after the Surrender Date, (i) the references to $[******] and $[******] in Section 27.6 of the Lease shall be revised and replaced with $[******] and $[******], respectively; (ii) the references to $[******] and $[******] in Section 27.7 of the Lease shall be and replaced with $[******] and $[******], respectively; and (iii) the references to $[******] and $[******] in Section 27.8 of the Lease shall be and replaced with $[******] and $[******], respectively.
2.
3.Representations and Warranties. The parties make the following representations and warranties, which shall survive the consummation or termination of (i) this Agreement or (ii) the Lease with respect to the 10th Floor Premises:

a.Tenant represents and warrants that it has not done or suffered to be done anything whereby the 10th Floor Premises, the Surrendered FF&E or any alteration, decoration, installation or leasehold improvement in and to the 10th Floor Premises (collectively, “10th Floor Improvements”) has become encumbered in any way whatsoever and that no one other than Tenant has any right, title, or interest in, to or under the 10th Floor Premises or the 10th Floor Improvements.

b.Landlord represents and warrants to Tenant that Landlord holds the entire interest of the “Landlord” under the Lease and that the person(s) executing this Agreement on behalf of Landlord are authorized to do so and to bind Landlord to this Agreement.

c.Tenant represents and warrants to Landlord that Tenant holds the entire interest of the “Tenant” under the Lease and that the person executing this Agreement on behalf of Tenant is authorized to do so and to bind Tenant to this Agreement.

4.Partial Release of Tenant. Effective on the Surrender Date, Tenant shall be released from its obligations under the Lease solely as they relate to the 10th Floor Premises, and Landlord for itself, its predecessors, successors and assigns, affiliates, subsidiaries, related entities, directors, officers, shareholders, partners, agents, attorneys and employees, and each of them, does hereby release and forever discharge Tenant and its successors and assigns (collectively, the “Tenant Released Parties”), of and from any and all claims, demands, costs, attorneys’ fees, damages, debts, liabilities, actions and causes of action of every kind and nature whatsoever, in law or equity, whether now known or unknown, which Landlord ever had, now has, or may hereafter have, against the Tenant Released Parties, arising out of, based upon, or relating to, any act, omission, event, matter or thing, relating to, arising out of, or in connection with the Lease with respect to the 10th Floor Premises only, up to and through the Surrender Date, provided that nothing in this Section 5 shall be deemed a discharge or release of any of the Tenant Parties from the 10th Floor Premises Surviving Obligations.

5.Partial Release of Landlord. For the consideration set forth in this Agreement and subject thereto, the Tenant Parties, for themselves, their successors and assigns, affiliates, subsidiaries, related entities, directors, officers, shareholders, partners, agents, attorneys and employees, and each of them, does hereby release and forever discharge Landlord, its predecessors, successors and assigns, affiliates, subsidiaries, related entities, directors, officers, shareholders, partners, agents, attorneys and employees, and each of them (collectively, the “Landlord Released Parties”), of and from any and all claims, demands, costs, attorneys’ fees, damages, debts, liabilities, actions and causes of action of every kind and nature whatsoever, in law or equity, whether now known or unknown, which Tenant Parties ever had, now has, or may hereafter have, against the Landlord Released Parties, arising out of, based upon, or relating to, any act, omission, event, matter or thing relating to, arising out of, or in connection with the Lease with respect only to the 10th Floor Premises, up to and through the Surrender Date, provided that nothing in this Section 6 shall be deemed a discharge or release of Landlord from the 10th Floor Premises Surviving Obligations.

6.Other Modifications. The parties agree that the Lease shall be further revised as follows:

a.Effective on the Effective Date, Landlord’s Address for Notices shall mean: 10 Jay Master Tenant LLC, c/o TigerJoy Holdings, 3 Renaissance Square, White Plains, New York 10601, Attn: Ido Gerber, CFO, with a copy to: Loeb & Loeb LLP, 345 Park Avenue, New York, New York 1014, Attn: Nichole D. Cortese, Esq.;

b.Effective on the Surrender Date, the agreed Area of the Premises (not including the 10th Floor Premises) shall mean 70,863 RSF;

c.Effective on the Surrender Date, Tenant’s Tax Proportionate Share (not including the 10th Floor Premises) shall mean [******]%;

d.Effective on the Surrender Date, Tenant’s Operating Proportionate Share (not including the 10th Floor Premises) shall mean [******]%; and

e.Effective on the Effective Date, Fixed Rent for the 10th Floor Premises shall only be due and payable through and including February 28, 2022.

7.Shortfall Obligation.

a.Tenant acknowledges that (i) SIP OperationsCo, LP (“SIP”) has entered into a lease with Landlord (as amended, the “SIP Lease”) for certain premises located on a portion of the sixth (6th) floor of the Building (the “6th Floor Premises”), the area of the 6th Floor Premises being deemed to contain 5,789 RSF, and (ii) SIP will surrender the 6th Floor Premises to Landlord following Tenant’s surrender of the 10th Floor Premises in accordance with this Agreement.

b.Upon the Surrender Date, Landlord agrees that it shall take all commercially reasonable actions of a reasonably prudent landlord of a similarly situated building in attempting to lease the 6th Floor Premises. In the event Landlord enters into a lease for the 6th Floor Premises (a “6th Floor Replacement Lease”) during the eighteenth (18) month period immediately following the date on which SIP vacates and surrenders the 6th Floor Premises (the “Reletting Period”), and the New Net Effective Rent during the Obligation Period is less than the Obligation Threshold, Tenant shall pay to Landlord, within thirty (30) days following written demand therefor, the Shortfall Obligation; provided, however, that in no event shall such Shortfall Obligation be payable before March 1, 2023.

c.For the purposes of this Section 8:

i.the term “New Net Effective Rent” shall mean the sum of: (A) six (6) times the “monthly fixed rent” payable in connection with the 6th Floor Replacement Lease during the Obligation Period, which “monthly fixed rent” shall be calculated by dividing (x) the aggregate fixed rent payable by a tenant under a 6th Floor Replacement Lease during the term of the 6th Floor Replacement Lease, less the sum of any tenant improvement allowance, brokerage commissions, free rent and legal fees (the “Concessions”) incurred in connection with the 6th Floor Replacement Lease by (y) the total number of months in the term of the 6th Floor Replacement Lease, plus (B) to the extent payable under the 6th Floor Replacement Lease, BID payments, real estate tax payments and operating payments payable under the 6th Floor Replacement Lease during the Obligation Period;

ii.the term “Obligation Period” shall mean the period of time that is the last six (6) months of the Reletting Period;

iii.the term “Obligation Threshold” shall mean the sum of: (A) six (6) times the “SIP monthly fixed rent” payable in connection with the SIP Lease during the obligation Period, which “SIP monthly fixed rent” shall be calculated by dividing (x) the aggregate fixed rent payable under the SIP Lease during the term of the SIP Lease, less the Concessions by (y) one hundred twenty-five (125) months (for the avoidance of doubt, Landlord acknowledges and agrees that the calculation of fixed rent under the SIP Lease is $[******] per month) and (B) BID payments, real estate tax payments and operating payments (for the avoidance of doubt, Landlord acknowledges and agrees that the total amount of BID payments, real estate tax payments and operating payments under the SIP Lease is $[******] per month), payable under the SIP Lease during the Obligation Period; and

iv.the term “Shortfall Obligation” shall mean the amount by which the Obligation Threshold exceeds the New Net Effective Rent during the Obligation Period; provided, however, that in no event shall the Shortfall Obligation ever exceed $[******]. The Shortfall Obligation shall constitute Additional Rent under the Lease. Landlord shall calculate the Shortfall Obligation, in good faith, and Landlord shall provide Tenant with detailed information and backup regarding the New Net Effective Rent payable under the 6th Floor Replacement Lease and Landlord’s calculation of the Shortfall Obligation payable by Tenant pursuant to this Section 8.

d.The provisions of this Section 8 shall survive the expiration or sooner termination of the Lease, as modified by this Agreement.

8.Brokers. Each of Landlord and Tenant represents that it has had no dealings or negotiations with any broker or agent, other than Savills and Jones Lang LaSalle (collectively, “Broker”) in connection with this Agreement. Tenant shall pay Broker its commission pursuant to one or more separate agreements. Each of Landlord and Tenant shall pay, hold harmless and indemnify the other for, from and against any and all costs, expenses (including attorneys’ fees and disbursement incurred in establishing liability and in collecting amounts payable hereunder), and liability for, or arising in connection with, any compensation, commissions or charges claimed by any broker (excluding Broker with respect to Tenant’s indemnification of Landlord) who claims to have dealt with the indemnifying party with respect to this Agreement. The terms and conditions of this Section 9 shall survive the expiration or earlier termination of the Lease (as amended by this Agreement).

9.Governing Law. This Agreement shall be governed by the law in the State of New York, without regard to conflicts of laws principles.

10.Integration Clause. This Agreement contains the entire agreement of the parties concerning the subject matter of this Agreement and supersedes any and all prior and contemporaneous written or oral representations, agreements, arrangements or understandings among them concerning such subject matter. There are no representations, agreements, arrangements or understandings, oral or written, among the Parties relating to the subject matter of this Agreement that are not fully expressed herein.

11.Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under applicable law, but if any provision shall be invalid or prohibited hereunder, such provision shall be ineffective to the extent of such prohibition or invalidation but shall not invalidate the remainder of such provision or the remaining provisions.

12.Additional Documents. Landlord and Tenant agree to execute and deliver such other documents as may be necessary or appropriate to effectuate the provisions of this Agreement. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by Landlord and Tenant.

13.Press Release; Disclosures. Landlord and Tenant agree and covenant to not issue any press release, disclosure or other statement regarding the existence and/or terms of this Agreement or with respect to Tenant’s turnover of the 10th Floor Premises.

14.Ratification. Except as modified by this Agreement, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and shall remain in full force and effect. In the event of any conflict between the terms and provisions of this Agreement, and the terms and the provisions of the Lease, the terms and provisions of this Agreement shall supersede and control.

15.Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

16.Counterparts; Electronic Signatures, Etc. This Agreement is offered for signature by Tenant and it is understood that this Agreement shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully-executed copy of this Agreement to Tenant. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. An executed counterpart of this Agreement transmitted by facsimile, email or other electronic transmission shall be deemed an original counterpart and shall be as effective as an original counterpart of this Agreement and shall be legally binding upon the parties hereto to the same extent as delivery of an original counterpart.

* * *

[signature page to follow]

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

10 JAY MASTER TENANT LLC, a Delaware limited liability company

By:	/s/ Mark Weissman
Mark Weissman
Title:	Authorized Signatory

RENT THE RUNWAY, INC., a Delaware corporation

By:	/s/ Jennifer Y. Hyman
Jennifer Y. Hyman
Title:	Chief Executive Officer

EXHIBIT A

Surrendered FF&E

The following items shall be surrendered to Landlord in the 10th Floor Premises upon the Surrender Date:

•Fashion bar with stone countertop (in the closet area)
•90 task chairs (in the middle of the space, “hot seats”)
•9 tables (big tables in the middle of the space)
•4 couches (big grey couches in the middle of the space)
•4 coffee tables (2 small, 2 big in the middle of the space)
•4 rugs (all rugs in the middle of the space)
•All kitchen appliances
•1 large conference room table
•24 conference room table chairs.